Exhibit 1.1

NUZEE, INC.

UNDERWRITING AGREEMENT

August 7, 2022

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

NuZee, Inc., a Nevada corporation (the “Company”), hereby confirms its agreement (this “Agreement”), subject to the terms and conditions stated herein, to issue and sell, and each Underwriter (as defined below) agrees to purchase from the Company, severally and not jointly, at the Closing Date (as defined below), an aggregate of 4,200,000 shares (“Firm Shares”) of the Company’s common stock, $0.00001 par value per share (“Shares”) to the several underwriters named on Schedule A hereto (such underwriters, for whom Maxim Group LLC (“Maxim” or the “Representative”) is acting as representative, the “Underwriters” and each an “Underwriter”). The Company has also agreed to grant to the Representative on behalf of the Underwriters an option (the “Option”) to purchase up to an additional 630,000 Shares (the “Option Shares” and, together with the Firm Shares, the “Securities”) on the terms set forth in Section 1(b) hereof. The offering of the Securities is hereinafter called the “Offering”.

The Company confirms as follows its agreement with each of the Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company, the number of Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (the “Purchase Price”) (prior to discount and commissions) of $0.82 for one Firm Share (or $0.7626 for one Firm Share net of discount and commissions).

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants to the Representative on behalf of the Underwriters the Option to purchase, severally and not jointly, all or less than all of the Option Shares. The purchase price (net of discount and commissions) to be paid for each Option Share will be the same Purchase Price (net of discount and commissions) allocated to the Firm Shares. The Option may be exercised in whole or in part at any time on or before the 45th day after the date of this Agreement, upon written notice (the “Option Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. Upon exercise of the Option, the Company will become obligated to convey to the Underwriters, and the Underwriters will become obligated to purchase, in each case subject to the terms and conditions set forth herein, the number of Option Shares specified in the Option Notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (as adjusted by the Representative in such manner as it deems advisable to avoid fractional securities) that bears the same proportion to the number of Firm Shares to be purchased by it as set forth on Schedule A opposite such Underwriter’s name as the total number of Option Shares to be purchased bears to the total number of Firm Shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment for the Firm Shares by wire transfer of immediately available funds to the account specified by the Company. Such payment shall be made at 10:00 a.m., New York City time, on August 10, 2022 or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters of the purchase price for such securities (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c) Electronic Transfer. Electronic transfer of the Securities shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

3. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the Applicable Time, as follows:

(a) Compliance with Registration Requirements. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-248531) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement and a preliminary prospectus supplement or “red herring” pursuant to Rule 424(b) under the Securities Act. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) as of the latest time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

(b) The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities and the Offering to a form of prospectus included in the Registration Statement. The form of prospectus included in the Registration Statement at the time it was declared effective, as it may have been amended, modified or supplemented and filed with the Commission after such effective date and prior to the date hereof pursuant to Rule 424(b)(3), is hereinafter called the “Base Prospectus,” and such final prospectus supplement, as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” Such Final Prospectus and any preliminary prospectus supplement or “red herring” relating to the Securities in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”

(c) For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Final Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System. Any reference in this Agreement to the Registration Statement, the Final Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Final Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Final Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(d) Effectiveness of Registration. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(e) Accuracy of Registration Statement. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times when a prospectus is delivered or required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the information set forth in the Prospectus (i) in the second sentence of the sixth paragraph under the caption “Underwriting” setting forth the amount of the selling concession, (ii) in the seventeenth, eighteenth, nineteenth and twentieth paragraphs under the caption “Underwriting” regarding stabilization, short positions and penalty bids and (iii) in the section titled “Underwriting – Selling Restrictions” constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(f) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(g) Disclosure at the Time of Sale. As of the Applicable Time, the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this Offering, and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:30 p.m. (New York City Time) on August 7, 2022 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

(h) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred an event or development as a result of which such Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement relating to the Securities or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Representative and has promptly amended or supplemented, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(i) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any “written communication” (as defined in Rule 405 under the Securities Act) in connection with the offering or sale of the Securities, other than the Registration Statement, the preliminary prospectus, any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Issuer General Use Free Writing Prospectuses reviewed and consented to by the Representative and included in Schedule I hereto, and the Prospectus.

(j) Subsidiaries. All of the direct and indirect subsidiaries of the Company (each, a “Subsidiary”), other than insignificant subsidiaries omitted pursuant to Item 601(a)(21)(ii) of Regulation S-K under the Securities Act, if any, are identified in the SEC Reports (as defined below) incorporated by reference in the Registration Statement. Other than as set forth on Schedule III hereto, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction (each, a “Lien”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(k) Organization and Qualification. The Company and each of the Subsidiaries that is listed on Exhibit 21 to the Company’s most recent annual report on Form 10-K filed with the Commission is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively, the “Charter Documents”). Each of the Company and the Subsidiaries is duly licensed or qualified to conduct business and is in good standing as a foreign corporation or other entity in each other jurisdiction in which the nature of the business conducted or property owned by it makes such license or qualification necessary, except, in each case, where the failure to be so qualified or in good standing or have such power or authority, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no action, claim, suit or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(l) Authorization; Underwriting Agreement. The Company has corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representative, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability or specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(m) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s Charter Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”); except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(n) Filings, Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any court or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Securities as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Capital Market (the “Exchange”), including any notices that may be required by the Exchange, in connection with the sale of the Securities by the Representative, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company (collectively, the “Required Approvals”).

(o) Issuance of the Securities. The Securities are duly authorized for issuance and sale pursuant to this Agreement and, when issued and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(p) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the Company’s equity distribution agreement, equity incentive plans, the issuance of shares of Common Stock to employees, directors or consultants pursuant to the Company’s equity incentive plans and pursuant to the conversion and/or exercise of any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) and is outstanding as of the date of the most recently filed periodic report under the Exchange Act. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are not subject to any redemption or similar provisions, preemptive rights, rights of first refusal or similar rights by any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The description of the Common Stock in the Registration Statement and the Prospectus is complete and accurate in all material respects.

(q) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports incorporated by reference in the Registration Statement complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports incorporated by reference in the Registration Statement, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Prior to 2013, the Company was an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports incorporated by reference in the Registration Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(r) Material Agreements. The agreements and documents described in the SEC Reports incorporated by reference in the Registration Statement conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports incorporated by reference in the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. The agreements and documents described in the preceding sentence, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are in full force and effect in all material respects. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(s) Material Changes; Undisclosed Events, Liabilities or Developments. Since September 30, 2021, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) except as disclosed in the Registration Statement no officer or director of the Company has resigned from any position with the Company. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(t) Litigation. Except as set forth in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, inquiry, notice of violation or proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(u) Labor Relations. No labor disturbance by or dispute with the employees of the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened.

(v) Compliance. Except as disclosed in the SEC Reports and as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(w) Environmental Laws. The Company and the Subsidiaries (i) are in all material respects in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Regulatory Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the conduct of their respective businesses and operations as currently conducted, as described in the Registration Statement and the Prospectus (the “Material Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Material Permit or has any reason to believe that such Material Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(y) Title to Assets. The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Other than as disclosed in or incorporated in the SEC Reports incorporated by reference in the Registration Statement or the Prospectus, the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict with asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information. To the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary. Except as set forth or incorporated in the SEC Reports incorporated by reference in the Registration Statement, the Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(aa) Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

(bb) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(cc) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the Registration Statement and the Prospectus, the Company has established and maintained systems of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus or the SEC Reports incorporated by reference therein).

(dd) Certain Fees; FINRA Affiliation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Except as set forth in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) in connection with the Offering to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date of this Agreement. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(ee) Investment Company. Neither the Company nor any Subsidiary is or, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff) Registration Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act.

(gg) Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in material compliance with all applicable listing and maintenance requirements of the Exchange, with the exception of any “round lot holder” requirements, as to which the Company makes no representation or warranty, provided that the Company confirms that to the Company’s knowledge, no delisting proceeding has been initiated by the Exchange due solely to inability to comply with “round lot holder” requirements. The Common Stock is currently eligible for electronic transfer through DTC or another established clearing corporation and the Company is current in payment of the fees to DTC (or such other established clearing corporation) in connection with such electronic transfer.

(hh) No Integrated Offering. Neither the Company or any Person acting on its behalf, nor, to the Company’s knowledge, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Company (as such terms are used in and construed under Rule 405 under the Securities Act) (each, an “Affiliate”) or any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the Exchange.

(ii) Tax Status. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed, or have properly requested extensions thereof, and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(jj) Foreign Corrupt Practices. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business, or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(kk) Accountants. To the Company’s knowledge, MaloneBailey, LLP (the “Accountants”), whose report is filed as part of the Company’s most recent annual report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act. To the Company’s knowledge, the Accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 as such requirements pertain to the Accountant’s relationship with the Company.

(ll) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, without giving effect to activities by the Underwriter, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(mm) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(nn) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(oo) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) Share Option Plans. Each share option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of the Company’s equity incentive plans and (ii) with an exercise price at least equal to the fair market value of the Shares on the date such share option would be considered granted under GAAP and applicable law, other than which would not result in a Material Adverse Effect. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(rr) Officer’s Certificates. Any certificate signed by any duly authorized officer of the Company or any of its Subsidiaries delivered to the Representative or its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Agreements of the Company.

The Company agrees with the Underwriters as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, during such period as the Prospectus is required by the Securities Act to be delivered (or would be required to be delivered but for Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) in connection with sales of the Securities by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the General Disclosure Package, and the Prospectus and Other Securities Act Matters. During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the General Disclosure Package or the Prospectus in order to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission and furnish at its own expense to the Representative (and, if applicable, to dealers), amendments or supplements to the General Disclosure Package or the Prospectus necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with the Securities Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c) Notifications to the Representative. The Company shall notify the Representative promptly, and shall confirm such advice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the receipt by the Company of any notice of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall make all requisite filings with the Commission within the time periods specified by Rules 424(b), 430A, 430B or 462(b) of the Rules and Regulations and to notify the Representative promptly of all such filings.

(d) Executed Registration Statement. The Company shall furnish to the Representative, without charge and upon reasonable written request (email to suffice), one signed copy of the Registration Statement, and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, a copy of the Registration Statement and any post-effective amendment thereto, without exhibits.

(e) Prospectus. The Company shall prepare the Final Prospectus in a form satisfactory to the Representative and shall file such Final Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Company will furnish copies of the Final Prospectus (to the extent not previously delivered) to the Underwriters not later than the second business day following the execution and delivery of this Agreement in such quantities as the Representatives may reasonably request. From time to time during the Prospectus Delivery Period, the Company shall deliver to the Representative, without charge and upon written request (email to suffice), as many copies of the Final Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Representative and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during the Prospectus Delivery Period.

(f) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rule 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Securities or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

(g) Compliance with Blue Sky Laws. The Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to qualify to do business as a foreign corporation in any jurisdiction where it is not otherwise required to so qualify, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(h) Reports. During a period of three (3) years commencing on the date hereof, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system, or any successor system (“EDGAR”) shall satisfy the Company’s obligation to furnish copies of such reports and financial statements hereunder.

(i) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as reasonably practicable but in no event later than the last day of the fifteenth (15th) full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be certified by independent public or independent certified public accountants but shall be in reasonable detail) covering a period of twelve (12) months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations); provided that the Company will be deemed to have furnished such statements to its security holders to the extent they are filed on EDGAR.

(j) Payment of Expenses.

(i) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

(ii) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay the following:

(1) all expenses in connection with the preparation, printing, formatting for EDGAR and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all exhibits, amendments and supplements thereto and the distribution thereof;

(2) all fees and expenses in connection with filings with FINRA’s Public Offering System associated with the review of the Offering by FINRA;

(3) all fees, disbursements and expenses of the Company’s counsel, accountants and other agents and representatives in connection with the registration of the Securities under the Securities Act and the Offering;

(4) all expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Underwriters’ counsel);

(5) all fees and expenses in connection with listing the Securities on the Exchange;

(6) all expenses incurred by the Company, including travel and lodging expenses, of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities and any fees and expenses associated with the i-Deal system and NetRoadshow;

(7) any stock transfer taxes or other taxes payable upon the transfer of the Securities to the Underwriters;

(8) the costs associated with preparing, printing and delivering certificates representing the Securities; and

(9) the cost and charges of any transfer agent or registrar for the Securities.

(k) Reimbursement of Expenses. If the Offering is consummated, the Company agrees to reimburse the Underwriters for their reasonable, documented and accountable out of pocket expenses (including the reasonable and documented fees, costs and disbursements of Underwriters’ one legal counsel) incident to the Offering; provided, however, that all such costs and expenses (including Underwriters’ counsel’s fees and expenses) that are incurred by the Underwriters shall not exceed $55,000 in the aggregate, inclusive of expenses incurred under Section 4(j)(ii)(2) and Section 4(j)(ii)(4), for all such out-of-pocket expenses. If the Offering is not consummated for any reason (other than a breach by the Representative of any of its obligations hereunder), the Company shall reimburse the Underwriters for all documented out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriters) actually incurred by the Underwriters in connection herewith and as allowed under FINRA Rule 5110(f)(2)(D); provided, however, that the maximum amount of costs and expenses to be reimbursed by Company to the Underwriters pursuant to this Section 4(k) shall not exceed $25,000 in the aggregate (including the reasonable fees, disbursements and other charges of counsel to the Underwriters and inclusive of expenses incurred under Section 4(j)(ii)(2) and Section 4(j)(ii)(4)).

(l) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation, under the Securities Act or otherwise, of the price of the Shares.

(m) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities as set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(n) Clear Market. The Company shall not, for a period of sixty (60) days after the date of the Final Prospectus, without the prior written consent of Maxim (which consent may be withheld in its sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act to register, any shares of common stock warrants, or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of common stock, or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of common stock issued pursuant to a trading plan established prior to March 31, 2022 pursuant to Rule 10b5-1 of the Exchange Act, (C) the grants or issuance of Shares or options to employees, service providers, officers or directors of the Company pursuant to any stock or option plan duly adopted as of the Closing Date and described in the Prospectus for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company, (D) the issuance of securities issued or issuable upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (E) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within sixty (60) days following the Closing Date.

(o) Lock-Up Releases. If Maxim, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of such release or waiver, or any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver.

(p) If the Closing occurs, the Company grants the Representative the right of first refusal for a period of nine (9) months from the date of the Closing to act as sole placement agent or sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken by the Company or any successor of the Company for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such nine (9) month period. The Company shall provide written notice to the Representative with the terms of such offering and if the Representative fails to accept in writing any such proposal within ten (10) business days after receipt of such written notice, then the Representative will have no claim or right with respect to any such offering(s).

(q) NASDAQ listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the Exchange.

5. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Firm Shares on the Closing Date or the Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the following conditions:

(a) Registration Compliance. The Prospectus shall have been timely filed with the Commission under the Securities Act.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, and (ii) any request for additional information on the part of the staff of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(c) No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Securities or the issuance of Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, General Disclosure Package and the Prospectus) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Except as set forth in all material respects in the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject, which would reasonably be expected to result in any Material Adverse Effect.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinion and 10b-5 Statement of Counsel for the Company. The Underwriters shall have received the written opinion and 10b-5 statement, each dated the Closing Date and any Option Closing Date, as the case may be, each reasonably satisfactory in form and substance to the Representative, from Polsinelli PC, counsel for the Company.

(g) Accountants’ Comfort Letter. On the date of this Agreement, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(h) Officers’ Certificates. At the Closing Date and any Option Closing Date, there shall be furnished to the Representative an accurate officer’s certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance satisfactory to the Representative and counsel to the Underwriters:

(i) confirming that each signer of such certificate has carefully examined the Registration Statement and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(e) and 3(g) hereof are true and correct;

(ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct;

(iii) to the effect set forth in Section 5(c); and

(iv) with respect to the matters set forth in Section 5(b)(i).

(i) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements substantially in the form of Exhibit A hereto from the Company’s officers and directors.

(j) Stock Exchange Listing. The Securities to be delivered on the Closing Date or the Option Closing Date, as the case may be, shall have been duly authorized for listing on the Exchange, subject to official notice of issuance.

(k) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company in the state of Nevada and its good standing as a foreign corporation in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

6. Indemnification.

(a) (i) The Company agrees to indemnify and hold harmless the Underwriters and each of the other Underwriter Indemnified Parties (as defined below) from and against any losses, claims, damages, expenses and other liabilities (including, without limitation, the reasonable and documented legal and other costs, expenses and disbursements, as and when reasonably incurred, of investigating, preparing, pursuing or defending any action, suit, proceeding or investigation between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise) that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 6(a)(i) shall not apply to any losses, claims, damages, expenses and other liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, or in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). These indemnification provisions in this Section 6(a)(i) shall extend to the following persons (collectively, the “Underwriter Indemnified Parties”): Maxim Group LLC, its managers, members, officers, employees, and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act). The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(ii) The Underwriters agree to indemnify and hold harmless the Company and its directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”) from and against any and all losses, claims, damages, expenses and other liabilities (including in settlement of any litigation, if such settlement is effected with the written consent of the Representative) described in the indemnity contained in Section 6(a)(i), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that, as of the date of this Agreement, the only information furnished by the Representative to date for use therein consists of the information described in Section 6(b) below.

(iii) If any action, suit, proceeding or investigation is commenced, as to which an indemnified party proposes to demand indemnification under this Section 6, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an indemnified party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder except to the extent that the indemnifying party is actually and materially prejudiced by such failure to notify. Any Underwriter Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to the Underwriters for the benefit of the Underwriters and the other Underwriter Indemnified Parties or (ii) such Underwriter Indemnified Party shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Underwriter Indemnified Party, to represent both such Underwriter Indemnified Party and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable and documented fees and expenses of one counsel selected by the Underwriter Indemnified Parties, plus one local counsel firm for each relevant jurisdiction, if necessary, for all Underwriter Indemnified Parties. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. An indemnifying party shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the indemnified parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an indemnified party or an adverse statement with respect to the character, professionalism, expertise or reputation of any indemnified party or any action or inaction of any indemnified party.

(b) The Underwriters confirm and the Company acknowledges that as of the date of this Agreement, no information has been furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, other than information about the Underwriters included in the Prospectus under the heading “Underwriting.”

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a)(i) or (a)(ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a)(i) or (a)(ii) above, (i) in accordance with the relative benefits received by the Company, on the one hand, and the Underwriter Indemnified Party, on the other hand, or (ii) if (and only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case, as set forth in the table on the cover of the Final Prospectus, bear to the total public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (c). Notwithstanding the foregoing, the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions actually received by the Underwriters pursuant to the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraph (c) are several in proportion to their respective purchase obligations hereunder and not joint.

(d) Neither termination of this Agreement nor completion of the Offering shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Company and the Underwriters and their respective successors and assigns and shall inure to the benefit of the Underwriter Indemnified Parties and the Company Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

7. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of the Underwriters to the Company or liability on the part of the Company to the Underwriters (provided, however, that the provisions of Section 6 shall at all times be effective and shall survive such termination), if, prior to delivery and payment for the Firm Shares to be delivered in the form of the Firm Shares (or the Option Shares), in the sole judgment of the Representative, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or materially limited by the Commission, The Nasdaq Stock Market or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market shall have been suspended or materially limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority having jurisdiction;

(c) a general banking moratorium shall have been declared by any of U.S. federal, New York authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which will, in the Underwriters’ reasonable judgment, make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus;

(e) the Company shall have sustained a material loss by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which will, in the Underwriter’s reasonable judgment, make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus; or

(f) in the reasonable judgment of the Underwriter, there shall have been since the time of execution of this Agreement, a Material Adverse Change, such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to proceed with the Offering or to market the Securities or enforce contracts for the sale of the Securities.

8. Underwriter Default.

(a) If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Option Shares hereunder, and if the Securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Option Shares, as the case may be, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion to the total number of Default Securities then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters; subject, however, to such adjustments to eliminate fractional securities as the Representative in its discretion shall make.

(b) In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Shares, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement, or, with respect to any Option Closing Date, the obligation of the Underwriter to purchase Option Shares on the Option Closing Date, as the case may be, shall thereupon terminate, without liability on the part of the Company or the non-defaulting Underwriters with respect thereto (except in each case as provided in Sections 4(k) and 6), but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid in paragraph (b) above, the Representative or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period, not exceeding five (5) Business Days, in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule A hereto that, pursuant to this Section 8, purchases Default Securities that a defaulting Underwriter agreed but failed to purchase.

9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be deemed to have been duly given if mailed, hand delivered or transmitted and confirmed by any standard form of telecommunication (a) if to the Company, at the office of the Company, 1401 Capital Avenue, Suite B, Plano, Texas 75074, telephone number: [***], Attention: Chief Executive Officer, or (b) if to the Representative or any Underwriter, to Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Legal Department, telecopy number: [***]. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Securities from any Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Securities from such Underwriter.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company and Underwriters contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or Company, as applicable, or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the Offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting pursuant to a contractual relationship created solely by this Agreement and are not agents or fiduciaries of the Company or its securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company in connection with the Offering and the other transactions contemplated by this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(f) Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. The Company irrevocably waives, to the fullest extent permitted by law, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature

(h) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. The Company and each Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

NUZEE, INC.

By:	/s/ Patrick Shearer
Name:	Patrick Shearer
Title:	Chief Financial Officer

Accepted by the Representative, acting for itself and as

Representative of the Underwriters named on Schedule A hereto,

as of the date first written above:

Maxim Group LLC

By:	/s/ Cliff Teller
Name:	Cliff Teller
Title:	Co-President

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Shares Being Purchased
Maxim Group LLC	4,200,000

Total	4,200,000

Schedule I

ISSUER FREE WRITING PROSPECTUSES:

S-I-1

Schedule II

Pricing Information Provided Orally by Underwriters

1.	The public offering price per Firm Share shall be $0.82.

2.	The Company is selling 4,200,000 Firm Shares.

3.	The Company has granted an option to the Representative, on behalf of the Underwriters, to purchase up to an additional 630,000 Shares (“Option Shares”).

S-II-1

Schedule III

Subsidiaries

[see attached]

EXHIBIT A

LOCK-UP AGREEMENT

[see attached]

EXHIBIT B

Form of Press Release

[see attached]